UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2017

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of Principal Executive Offices)(Zip Code)

713-222-6966

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07—Submission of Matters to a Vote of Security Holders

On September 6, 2017, Houston American Energy Corp. (the “Company”) held its Annual Meeting of shareholders. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, are as follows:

Proposal 1. The nominee for election as Class C Director was elected to serve until the 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the director was as follows:

DIRECTOR:	FOR	WITHHELD	ABSTENTIONS AND BROKER NON-VOTE

O. Lee Tawes	20,334,473	357,475	39,112,106

Proposal 2. The appointment of GBH CPAs, P.C. as the Company’s independent registered public accounting firm for fiscal 2017 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
51,982,494	125,031	7,696,529

Proposal 3. The Houston American Energy Corp. 2017 Equity Incentive Plan was approved by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
18,832,255	454,292	40,517,507

Proposal 4. The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
19,086,938	582,064	40,135,052

Proposal 5. The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers be every year by the votes set forth in the table below:

1 YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS AND BROKER NON-VOTES
12,167,246	589,146	8,622,838	38,424,824

After consideration of the voting results, and other considerations, the Company’s board determined to hold annual non-binding advisory votes of shareholders with respect to compensation of named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: September 7, 2017
	By:	/s/ John P. Boylan
John P. Boylan
Chief Executive Officer

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